UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2010

GXS Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-167650	35-2181508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9711 Washingtonian Boulevard, Gaithersburg, MD	20878
(Address of principal executive offices)	(Zip Code)

301-340-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On September 13, 2010, GXS Worldwide, Inc. (the “Company”) issued a press release announcing the expiration and results of its offer to exchange (the “Exchange Offer”) its 9.75% New Senior Secured Notes due 2015 (the “New Notes”) for its outstanding 9.75% Senior Secured Notes due 2015 (the “Old Notes”).

The Exchange Offer expired at midnight, New York City time, on September 10, 2010. On September 16, 2010, U.S. Bank National Association, the exchange agent for the Exchange Offer, advised that $684,555,000 aggregate principal amount of the Old Notes were validly tendered and not withdrawn prior to the expiration of the Exchange Offer, out of a total of $785,000,000 aggregate principal amount outstanding. All of the Old Notes validly tendered and not withdrawn have been accepted for exchange pursuant to the terms of the Exchange Offer.

Pursuant to the Exchange Offer, the Company offered to exchange its New Notes for its outstanding Old Notes, upon the terms and subject to the conditions set forth in the Company’s prospectus dated August 11, 2010 and the related letter of transmittal. The New Notes are substantially identical to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended, and will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes. The New Notes will evidence the same debt as the Old Notes. The Company completed the Exchange Offer and issued $684,555,000 aggregate principal amount of the New Notes in exchange for like aggregate principal amount of the Old Notes on September 16, 2010.

A copy of the press release announcing the expiration and results of the Exchange Offer is included herewith as Exhibit 99.1.

The foregoing information is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01          Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release dated September 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GXS WORLDWIDE, INC.

Date: September 16, 2010	By:	/s/ Richard B. Nash
	Name:	Richard B. Nash
	Title:	Senior Vice President and General Counsel